Exhibit 12

                          McDonnell Douglas Corporation
                Computation of Ratio of Earnings to Fixed Charges
                      Three Months Ended March 31, 1997
                              (Dollars in Millions)






          Earnings
            Earnings before income taxes                        $288
            Add:  Interest expense                                70
                  Interest factor in rents                        17
                                                              -------
                                                                $375
                                                              =======




          Fixed Charges
            Interest expense                                    $ 70
            Interest factor in rents                              17
                                                              -------
                                                                $ 87
                                                              =======




          Ratio of earnings to fixed charges                    4.3X
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